  Exhibit 99.1
PRESS RELEASE

SWISHER HYGIENE INC.

ANNOUNCES COMPLETION OF FINAL DISTRIBUTION TO STOCKHOLDERS AND
COMPANY’S MOTION TO TERMINATE ITS EXISTENCE

FORT LAUDERDALE, FL – October 28, 2021 – Swisher Hygiene Inc. (the “Company”) today announced the completion of its final distribution to stockholders and the filing of a motion with the Court of Chancery of the State of Delaware (the “Delaware Court”) to terminate the Company’s existence.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2021, the Delaware Court approved a second and final distribution to the Company’s stockholders of record as of September 13, 2021, payable September 17, 2021, in the amount of approximately US$2.096 million, calculated at the rate of US$0.1185 per share of the Company’s outstanding common stock, $.001 par value (“Common Stock”). The Company, through its transfer agent TSX Trust Company, made the distribution on September 17, 2021, after which the Company has no remaining assets. Prior to August 31, 2021, the Company paid all outstanding vendor bills and under the supervision of the Delaware Court resolved all creditor claims.

On October 14, 2021, the Company filed a motion to terminate its existence with the Delaware Court, effective October 31, 2021 (the “Termination Date”). This motion is pending and a hearing on the motion has been set for November 5, 2021. Since May 27, 2016, the Company has been in dissolution and the Company’s existence has been extended several times by the Delaware Court to permit an orderly windup of the Company, most recently extended until December 31, 2021. The Company’s motion, if granted, will accelerate the Company’s termination from December 31, 2021 to the Termination Date or such other date determined by the Delaware Court. As part of the Company’s termination, the Company’s directors and officers, other than the Company’s Chairman, have submitted their resignations effective on the Termination Date. The Company’s Chairman will remain on the board until the completion of all remaining ministerial actions related to the Company’s termination. Promptly following the termination of the Company’s existence, the Company intends to file a Form 15 with the SEC, as required by a no-action letter dated August 5, 2016 issued to the Company by the SEC, terminating the registration of its common stock.

In the event any stockholder wishes to update its mailing address or does not receive a distribution as expected and wishes to have a check reissued, it should contact the Company’s Transfer Agent, TSX Trust, by email at tmxeinvestorservices@tmx.com, or by telephone 1-866-600-5869 (in North America) or 416-342-1091 (International). Failure to contact the Transfer Agent on or prior to the fifth anniversary of the September 13, 2021 record date for the distribution will result in forfeiture of any entitlement to payment of the distribution that would otherwise be payable to such stockholder.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute "forward-looking information" or "forward-looking statements" within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words "plans," "expects," "is expected," "scheduled," "estimates," or "believes," or similar words or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur," and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

For Further Information regarding stockholders’ distributions, Please Contact the Company’s Transfer Agent:

TSX Trust Company

Email: tmxeinvestorservices@tmx.com
Telephone 1-866-600-5869 (in North America) or 416-342-1091 (International)